Execution Version

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Registration Rights and Lock-Up Agreement (this “Agreement”) is made and entered into as of [____], 2024, among SPS Commerce, Inc., a Delaware corporation (the “Parent”), and the persons identified on the signature pages hereto (collectively, the “Investors” and, each individually, an “Investor”).

WHEREAS, substantially concurrently with the date hereof, Parent, SupplyPike, Inc, a Delaware corporation (the “Company”), and the other parties thereto are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Parent will acquire the Company and the Investors, as Company Securityholders, are being issued the Registrable Shares (as defined below); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement and pursuant to the terms of the Merger Agreement, the parties hereto desire to enter into this Agreement in order to provide for certain registration rights and certain lock-up restrictions on future sales as set forth below. Capitalized terms not defined herein shall have the meanings given in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
REGISTRATION RIGHTS
Section 1.1    Registration Rights.
a.    Parent shall use reasonable best efforts to:
i.file a registration statement on Form S-3ASR (or, if Form S-3 is not then available to the Parent, on Form S-1 or such other form of registration statement as is then available) with the SEC no later than 30 days after the Effective Time registering for resale under the Securities Act the Closing Consideration Shares (collectively, the “Registrable Shares”) providing for registration of such Registrable Shares under SEC Rule 415 (such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);
ii.not less than two calendar days prior to the filing of the Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to the recipients of Registrable Shares copies of all such documents proposed to be filed (other than any document that is incorporated or deemed to be incorporated by reference therein);

iii.promptly prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith (including, if necessary, filing an additional registration statement registering the resale of the Registrable Securities on another form) as may be necessary to keep such Resale Registration Statement (or subsequent registration statement covering the resale of the Registrable Securities) effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided below;

iv.furnish to the recipients of Registrable Shares such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the recipient may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by such recipient;

v.file such documents as may be required of Parent for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by recipients of Registrable Shares and use its commercially reasonable efforts to maintain such blue sky qualifications during the period Parent is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that Parent shall not be required in connection with the foregoing to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

vi.file the final prospectus, if applicable, under Rule 424 of the Securities Act within the applicable time period prescribed by Rule 424;

vii.advise the recipients of Registrable Shares promptly (and in any event within two trading days thereof):

1.of the filing and effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

2.of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

3.of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

4.of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

viii.cause all Registrable Shares to be listed for trading on the market on which equity securities of Parent are then listed; and

ix.bear all expenses in connection with the procedures in this Section 1.1 and the registration of the Registrable Shares on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

Section 1.2    Termination of Registration Rights. The obligations of Parent pursuant to this Agreement shall cease and terminate as to any recipient for so long as (i) a Resale Registration Statement with respect to the sale of such Registrable Shares is effective under the Securities Act and such Registrable Shares have been disposed of by the holder in accordance with such effective Resale Registration Statement, (ii) such Registrable Shares have been previously sold in accordance with Rule 144 promulgated under the Securities Act (or any successor to such rule), or (iii) such Registrable Securities become eligible for sale pursuant to Rule 144 without regard to volume limitations.
Section 1.3    Facilitation of Sales Pursuant to Rule 144. For as long as any recipient of Registrable Shares holds Registrable Shares, to the extent it shall be required to do so under the Exchange Act, Parent shall use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T), and shall use reasonable best efforts to take such further necessary action as any holder of Registrable Shares may reasonably request in connection with the removal of any restrictive legend on the Registrable Shares being sold, all to the extent required from time to time to enable such holder to sell the Registrable Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
Section 1.4    Indemnification. Parent will indemnify, defend and hold harmless each Investor from and against all losses, claims, damages and liabilities arising out of, relating to or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This indemnity shall not inure to the benefit of the Investor on account of any losses, claims, damages or liabilities arising from, relating to or resulting from information contained in the Resale Registration Statement in reliance upon and in conformity with the information provided by the Investor.
ARTICLE II
LOCK-UP RESTRICTIONS

Section 2.1     Lock-Up. As inducement for Parent to enter into the Merger Agreement, each Investor hereby agrees that without, in each case, the prior written consent of Parent (which consent may be withheld in its sole discretion) during the period specified in Section 2.3 (the “Lock-Up Period”), such Investor will not:
a.offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, file (or participate in the filing of) or confidentially submit a registration statement with the SEC in respect of, any Registrable Shares(for each investor, the “Investor’s Securities”);
b.enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Investor’s Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of SPS Common Stock or such other securities, in cash or otherwise; or

c.publicly announce or disclose the intention to do any of the foregoing.

Section 2.2    Each Investor agrees that the foregoing restrictions preclude such Investor from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Investor’s Securities even if such securities would be disposed of by someone other than such Investor. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Investor’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from, such securities.
Section 2.3    The Lock-Up Period will commence on the date of this Agreement and continue and include the date 30 days after the date of closing of the merger pursuant to the Merger Agreement as to 50% of the Investor’s Securities issued pursuant to the Merger Agreement and the date 90 days after the date of closing of the merger pursuant to the Merger Agreement as to the remaining 50% of the Investor’s Securities issued pursuant to the Merger Agreement.
Section 2.4    In addition, each Investor hereby agrees that at no time may Investor sell more than 20% of the aggregate number of Investor’s Securities issued pursuant to the Merger Agreement in any single trading day (regardless of the market or markets on which such Investor is selling the SPS Common Stock).
Section 2.5    Permitted Transfers. Notwithstanding the foregoing, an Investor may transfer the Investor’s Securities:
a.as a bona fide gift or gifts;
b.to any trust for the direct or indirect benefit of the Investor or the immediate family of the Investor (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

c.by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

d.if the Investor is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Investor, (2) as distributions of shares of SPS Common Stock or any security convertible into or exercisable for SPS Common Stock to limited partners, limited liability company members, trust beneficiaries or stockholders of the Investor or (3) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Investor’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Investor’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement;

e.if the Investor is a trust, to the beneficiary of such trust;

f.by testate succession or intestate succession; or

g.to Parent pursuant to any contractual arrangement that provides for the repurchase or other acquisition of the SPS Common Stock or such other securities by Parent or in connection with the termination of the Investor’s employment or other service relationship with Parent or its subsidiaries.
provided, in the case of clauses (a) through (f), that (1) such transfer shall not involve a disposition for value, (2) the transferee agrees in writing Parent to be bound by the terms of this Agreement and (3) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer (other than, in connection with a repurchase of SPS Common Stock by Parent pursuant to clause (g)), a Form 4 or Form 5 required to be filed under the Exchange Act if the Investor is subject to Section 16 reporting with respect to Parent under the Exchange Act, provided, however, that if such Form 4 or Form 5 is filed during the Lock-Up Period, such Form 4 or Form 5 shall indicate by footnote disclosure or otherwise that such Form 4 or Form 5 relates to a repurchase of SPS Common Stock by Parent in connection with the termination of the Investor’s employment with Parent (or its subsidiary) or a transfer pursuant to the Merger Agreement, as applicable, and that any shares of SPS Common Stock and other securities subject to the Agreement that continue to be held by the Investor remain subject to the terms of the Agreement).

Section 2.6    Exceptions. In addition, the foregoing restrictions shall not apply to:
a.the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Investor’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the Investor, Parent or any other person, shall be required, and no such announcement or filing is made voluntarily, by the Investor, Parent or any other person, prior to the expiration of the Lock-Up Period;
b.transactions related to shares of SPS Common Stock or other securities acquired in open market transactions or after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of SPS Common Stock or other securities acquired in such open market transactions; or

c.transfers of shares of SPS Common Stock or any securities convertible into or exercisable or exchangeable for SPS Common Stock pursuant to any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent which is approved by Parent’s Board of Directors (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the Investor may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such securities in favor of any such transaction); provided, that in the event such tender offer, merger, consolidation or other such transaction is not completed, the Investor’s Securities shall remain subject to the terms of this Agreement.

Section 2.7    In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of SPS Common Stock if such transfer would constitute a violation or breach of this Agreement.

Section 2.8    Each Investor hereby represents and warrants that such Investor has full power and authority to enter into this Agreement and that upon request, Investor will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of an Investor shall be binding upon the successors, assigns, heirs or personal representatives of such Investor.
Section 2.9    Parent hereby represents and warrants to each Investor that the Registrable Shares, when issued by Parent in accordance with the Merger Agreement, will be duly issued, fully paid and non-assessable, and free and clear of all Encumbrances (other than transfer restrictions under applicable Law), and issued in compliance with applicable Law concerning the issuance of securities. Other than as set forth herein and in the Merger Agreement, none of the Registrable Shares issued pursuant to the Merger will, upon issuance in accordance with the Merger Agreement, be subject to any preemptive rights, rights of first refusal or other rights to purchase such Registrable Shares (whether in favor of Parent or any other Person) pursuant to any Contractual Obligation of Parent.
Section 2.10    Each Investor understands that Parent is entering into the Merger Agreement in reliance upon this Agreement and entered into this Agreement for other good and valuation consideration.
Section 2.11    Each Investor understands that if such Investor is an employee of Parent or Parent’s subsidiaries, it will be subject to Parent’s insider trading policy, which governs trading in the SPS Common Stock.

ARTICLE III
MISCELLANEOUS
Section 3.1    Notice. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or (if an email address is provided below) sent by email. Any such notice, request, demand, claim, or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally or by email (unless an undelivered message is received by the sender), (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by such nationally recognized overnight courier service, or (c) five Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address, or to such other address or addresses as such Party may subsequently designate to the other Parties by notice given hereunder:
If to Parent:
SPS Commerce, Inc.
333 South Seventh Street
Suite 1000
Minneapolis, Minnesota 55402
Attention: General Counsel
Email: bsenger@spscommerce.com
with a copy (which shall not constitute notice) to:
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center

90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Jonathan R. Zimmerman and Ryan R. Miske
Emails: jon.zimmerman@faegredrinker.com; ryan.miske@faegredrinker.com
If to the Investors , to:
Fortis Advisors LLC
Attention: Notices Department (Project Nexus)
Email: notices
with a copy (which shall not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105
Email: hraman@orrick.com
Attention: Hari Raman
Section 3.2    Entire Agreement. This Agreement, together with the Merger Agreement and the Ancillary Agreements and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Merger Agreement or any Ancillary Agreement, the terms and conditions of this Agreement shall control.
Section 3.3    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 3.4    Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of Parent and the Securityholder Representative (in its capacity as the representative of the Investors). No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 3.5    Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Parent acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and Parent hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.6    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Court of Chancery of the State of Delaware or, if such court declines jurisdiction, in federal courts of the United States or the courts of the State of Delaware in each case located in Wilmington, Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 3.7    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Section 3.8    Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each Party. Counterpart signature pages to this Agreement may be delivered by electronic delivery (including by means of electronically transmitted portable document format (PDF) signature pages, in each case, complying with the U.S. federal ESIGN Act of 2000 (e.g. www.docusign.com)) and each such counterpart signature page will constitute an original for all purposes.
Section 3.9    Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SPS COMMERCE, INC.

By: ___________________________
Name:
Title:

[Signature Page to Registration Rights and Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

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